Exhibit 10.38

FOURTH AMENDMENT
THIS FOURTH AMENDMENT (the “Fourth Amendment”) is made and entered into as of October 23, 2019 by and between Exponent Realty, LLC, a Delaware limited liability company (“Landlord”), and Corcept Therapeutics Incorporated, a Delaware corporation (“Tenant”).
RECITALS

A.
Landlord and Tenant are parties to that certain lease dated April 1, 2016 (the “Lease”), the first amendment (the “First Amendment”) dated June 1, 2017, the second amendment (the “Second Amendment”) dated March 12, 2018 and the third amendment (the “Third Amendment”) dated November 8, 2018. Pursuant to the Lease, the First Amendment, the Second Amendment and the Third Amendment Landlord has leased to Tenant space currently containing approximately 28,309 rentable square feet (the “Premises”) on the first and second floor of the building, located at 149 Commonwealth Dr., Menlo Park, CA 94025 (the “Building”).

B.	The Lease by its terms is due to expire on March 31, 2020 (“Expiration Date”).

C.	Tenant and Landlord now desire to extend the term of the lease and modify the Premises on the following terms and conditions:
NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
Extension. The Term of the Lease is hereby extended for a two-year period (24 months) beyond the Expiration Date with an extended termination date of March 31, 2022 (the “Second Extended Termination Date”), unless sooner terminated in accordance with the terms of the Lease. That portion of the Term commencing the day immediately following the Expiration Date and ending on the Second Extended Termination Date shall be referred to herein as the (“Second Extended Term”).

2.
Modification of Premises. Effective as of April 1, 2020, the Premises shall be modified as follows: (1) expanded to include approximately 14,485 rentable square feet on the second floor of the building and (2) decreased by approximately 6,732 rentable square feet on the second floor of the building as shown on Exhibit A of this Fourth Amendment (the “Fourth Expansion Premises”), such that the new Premises covered by the Lease shall thereafter be a total rentable square footage of 36,422 rentable square feet, as shown on Exhibit B of this Fourth Amendment and will then be known as (the “Premises”).

3.
Base Rent. The Base Rent for the Premises shall be as shown in the schedule below. Tenant shall continue to pay its’ proportionate share of the Operating Expenses and Real Estate Taxes on the Premises. As of October 1, 2019, the schedule of Base Rent payable with respect to the Premises is the following:

DATE	PERIOD	RENTABLE SQ. FT.	BASE RENT PER RSF* PER YEAR	MONTHLY AMOUNT	PERIODIC AMOUNT
10/01/2019 to 03/31/2020	6 months	28,309	$55.20	$130,221.40	$781,328.40
04/01/2020 to 03/31/2021	12 months	36,422	$57.00	$173,004.50	$2,076,054.00
04/01/2021 to 03/31/2022	12 months	36,422	$58.80	$178,467.80	$2,141,613.60
*RSF is defined as Rentable Square Foot/Feet
All such Base Rent shall be payable by Tenant in accordance with the terms of the Lease.

4.	Tenant’s Building Percentage. Effective April 1, 2020, the Tenant’s Building Percentage set forth in section C.5 of the BASIC LEASE PROVISIONS is hereby changed to read:
C.5. Tenant’s Building Percentage: Twenty-Three and Seven Tenths percent (23.7%)

5.	Security Deposit. Landlord currently holds a security deposit from the Tenant in the amount of $14,248.70. No additional security deposit shall be required in connection with this Fourth Amendment.

6.
Improvements to and Condition of Premises. Tenant accepts the Premises in “as is” condition without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements.

7.	Option to Extend. Effective April 1, 2020, the Conditions to Exercise of Options set forth in section 4.E(i) and 4.E(ii) of the LEASE shall be changed to read as follows:
4.E(i) Conditions to Exercise of Option. Provided that Tenant is not in default under this Lease at the time of exercise of the option to extend or at the commencement of the exercise term, Tenant shall have the right to extend the Term of the Lease for two additional periods of one year each (respectively, the “Fifth Extension Term” and the “Sixth Extension Term”) with the Fifth Extension Term commencing at 12:01 a.m. on April 1, 2022 and expiring at 12:00 p.m. (Midnight) on March 31, 2023. And with the Sixth Extension Term commencing at 12:01 a.m. on April 1, 2023 and expiring at 12:00 p.m. (Midnight) on March 31, 2024.

4.E(ii) Notice of Exercise. If Tenant elects to extend this Lease for the Fifth Extension Term or the Sixth Extension Term, Tenant shall deliver written notice (“Exercise Notice”) of its exercise of the option to extend to Landlord not earlier than 365 calendar days and not less than 270 calendar days prior to the then current Amendment Expiration Date. Tenant’s failure to deliver the Exercise Notice in a timely manner shall be deemed a waiver of Tenant’s rights to extend the Term of the Lease.

8.
Determination of Monthly Base Rent during the Fifth and Sixth Extension Terms. The determination of the monthly base rent during the Fifth Extension Term and the Sixth Extension Term will be determined in accordance with Section 5C of the Lease.

9.	Miscellaneous.

9.1.
This Fourth Amendment, which is hereby incorporated into and made a part of the Lease, sets forth the entire agreement between the parties with respect to the matters herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any Rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Fourth Amendment. Tenant agrees that neither Tenant nor its agents or any other parties acting on behalf of Tenant shall disclose any matters set forth in this Fourth Amendment or disseminate or distribute any information concerning the terms, details or conditions hereof to any person, firm, entity, broker or other tenants in the Building without obtaining the express written consent of Landlord.

9.2.	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

9.3.	In the case of any inconsistency between the provisions of the Lease and the Fourth Amendment, the provisions of this Fourth Amendment shall govern and control.

9.4.
Submission of this Fourth Amendment by Landlord is not an offer to enter into this Fourth Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Fourth Amendment until Tenant and Landlord have executed and Landlord delivered the same to Tenant.

9.5.
Tenant hereby represents to Landlord that Tenant has dealt with no real estate brokers or agents in connection with this Fourth Amendment. Tenant agrees to indemnify and hold Landlord, its members, principals, beneficiaries, partners, officers, directors, employees, mortgagee(s) and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the “Landlord Related Parties”) harmless from all claims of any real estate brokers or agents claiming to have represented Tenant in connection with this Fourth Amendment. Landlord hereby represents to Tenant that Landlord has dealt with no real estate brokers or agents in connection with this Fourth Amendment. Landlord agrees to indemnify and hold Tenant, its members, principals, beneficiaries, partners, officers, directors, employees, and agents, and the respective principals and members of any such real estate brokers or agents (collectively, the “Tenant Related Parties”) harmless from all claims of any real estate brokers or agents claiming to have represented Landlord in connection with this Fourth Amendment.

9.6.	Each signatory of this Fourth Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.
IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Fourth Amendment as of the day and year first above written.
LANDLORD:
EXPONENT REALTY, L.L.C.,
a Delaware limited liability company

Date:	10/23/2019 By: /s/ RICHARD L. SCHLENKER
Name:    Richard L. Schlenker
Title:    Executive Vice President & CFO
TENANT:
Corcept Therapeutics Incorporated,
a Delaware corporation

Date:	10/23/2019 By: /s/ CHARLES ROBB
Name:    Charles Robb
Title:    CFO

Exhibit A
Fourth Expansion Premises

Exhibit B
Premises